August 2026

Pricing Supplement No. 17,943

Registration Statement Nos. 333-293641; 333-293641-01

Dated August 14, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in International Equities

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due August 17, 2029

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to an unequally weighted basket composed of the EURO STOXX 50® Index (40.00% weighting), the Nikkei Stock Average (25.00% weighting), the FTSE® 100 Index (17.50% weighting), the Swiss Market Index (10.00% weighting) and the S&P®/ASX 200 Index (7.50% weighting) (each referred to as a "basket component").

￭The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not pay interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities, index supplement, tax supplement and prospectus, as supplemented or modified by this document.

￭Automatic Call. The securities will be automatically called if the closing level of the basket on the call date is greater than or equal to the starting level for a call payment equal to the face amount plus the call premium of 10.40% of the face amount. No further payments will be made on the securities once they have been called.

￭Maturity Payment Amount. If the securities are not automatically called prior to maturity, you will receive at maturity a cash payment per security as follows:

￭If the ending level of the basket is greater than the starting level, you will receive a maturity payment amount equal to the face amount plus a positive return equal to 150% of the percentage increase in the level of the basket from the starting level.

￭If the ending level of the basket is equal to or less than the starting level, but greater than or equal to 90% of the starting level, which we refer to as the threshold level, you will receive a maturity payment amount of $1,000 per $1,000 security.

￭If the ending level of the basket is less than the threshold level, you will be exposed to the decline in the basket beyond 10%, and you will lose some or a significant portion of your initial investment.

￭The maturity payment amount may be significantly less than the face amount, and you could lose up to 90% of your investment.

￭The securities are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving a call payment greater than the face amount if the closing level of the basket is greater than or equal to the starting level on the call date or maturity payment amount greater than the face amount if the ending level of the basket is greater than the starting level on the calculation day, in addition to the buffer feature that applies to only a limited range of performance of the basket.

￭If the securities are automatically called prior to maturity, investors will not participate in any appreciation of the basket.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in the basket components.

The current estimated value of the securities is $959.70 per security. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, tax supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, index supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$25.75	$974.25
Total	$1,000,000	$25,750	$974,250

(1)Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $25.75 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $20.00 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)In respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated April 8, 2026 Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026 Prospectus dated April 8, 2026

Morgan Stanley	Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due August 17, 2029

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	August 17, 2029, subject to postponement if the calculation day is postponed
Market measure:

An unequally weighted basket (the “Basket”) composed of the following basket components, with the weighting percentages noted parenthetically: the EURO STOXX 50® Index (the “SX5E Index”) (40.00%), the Nikkei Stock Average (the “NKY Index”) (25.00%), the FTSE® 100 Index (the “UKX Index”) (17.50%), the Swiss Market Index (the “SMI Index”) (10.00%) and the S&P®/ASX 200 Index (the “AS51 Index”) (7.50%) (each referred to as a “basket component” and collectively as the “basket components”).

Basket component publisher:

With respect to the SX5E Index, STOXX® Limited, or any successor thereof.

With respect to the NKY Index, Nikkei Inc, or any successor thereof.

With respect to the UKX Index, FTSE International Limited, or any successor thereof.

With respect to the SMI Index, SIX Group Ltd. , or any successor thereof.

With respect to the AS51 Index, S&P® Dow Jones Indices LLC, or any successor thereof.

Automatic call:

If, on the call date, the closing level of the Basket is greater than or equal to the starting level, the securities will be automatically called for the call payment on the call settlement date.

The securities will not be automatically called on the call settlement date if the closing level of the Basket is less than the starting level on the call date.

If the securities are automatically called, the positive return on the securities will be limited to the call premium, even if the closing level of the Basket on the call date significantly exceeds the starting level. If the securities are automatically called, you will not participate in any appreciation of the Basket.

Call payment:

The call payment will be an amount in cash per face amount of $1,104, which corresponds to a call premium of 10.40% of the face amount.

No further payments will be made on the securities once they have been called.

Call date:	August 19, 2027*
Call settlement date:	Three business days after the call date.*
Maturity payment amount:

If the securities are not automatically called prior to maturity, you will be entitled to receive on the maturity date a cash payment per security as follows:

￭if the ending level of the Basket is greater than the starting level:

$1,000 + ($1,000 × basket return × participation rate)

￭if the ending level of the Basket is equal to or less than the starting level but greater than or equal to the threshold level:

$1,000

￭if the ending level of the Basket is less than the threshold level:

$1,000 + [$1,000 × (basket return + buffer amount)]

Under these circumstances, you will receive less, and up to 90% less, than the face amount of your securities at maturity.

Participation rate:	150%
Starting level:	100
Ending level:

The “ending level” will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 40.00% of the component return of the EURO STOXX 50® Index; (B) 25.00% of the component return of the Nikkei Stock Average; (C) 17.50% of the component return of the FTSE® 100 Index; (D) 10.00% of the component return of the Swiss Market Index; and (E) 7.50% of the component return of the S&P®/ASX 200 Index.

Component return:	The “component return” of a basket component will be equal to: final component level – initial component level initial component level
Buffer amount:	10%
Threshold level:	90, which is equal to 90% of the starting level

August 2026 Page 2

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due August 17, 2029

Initial component level:

With respect to the SX5E Index: 6,539.59, its closing level on the pricing date

With respect to the NKY Index: 68,713.80, its closing level on the pricing date

With respect to the UKX Index: 10,750.11, its closing level on the pricing date

With respect to the SMI Index: 14,390.67, its closing level on the pricing date

With respect to the AS51 Index: 9,115.215, its closing level on the pricing date

Final component level:	With respect to each basket component, its closing level on the calculation day
Calculation day:	August 14, 2029*, subject to postponement for non-trading days and certain market disruption events.
Basket return:	(ending level – starting level) starting level
Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	August 14, 2026
Original issue date:	August 19, 2026 (3 business days after the pricing date)
CUSIP / ISIN:	61781DPF9 / US61781DPF95
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

* Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

August 2026 Page 3

Morgan Stanley Finance LLC

Market Linked Securities Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due August 17, 2029

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000 per security. We estimate that the value of each security on the pricing date is $959.70.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the call payment amount, the buffer amount and the threshold level, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

August 2026 Page 4

Morgan Stanley Finance LLC

Market Linked Securities Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due August 17, 2029

Investor Considerations

The Principal at Risk Securities Linked to a Basket Consisting of Five Indices due August 17, 2029 (the “securities”) may be appropriate for investors who:

￭believe that the closing level of the Basket will be greater than or equal to the starting level on the call date;

￭seek the potential for a fixed return if the Basket has appreciated at all as of the call date in lieu of 150% leveraged participation in any potential appreciation of the Basket;

￭if the securities are not automatically called prior to maturity, seek exposure to 150% of the positive performance of the Basket if the ending level of the Basket is greater than the starting level;

￭if the securities are not automatically called prior to maturity, seek to obtain a buffer against a specified level of negative performance of the Basket;

￭understand that if the closing level of the Basket is less than the starting level on the call date and the ending level of the Basket is less than the starting level on the calculation day, they will not receive any positive return on their investment in the securities, and that if the closing level of the Basket on the calculation day has declined by more than 10% from the starting level, they will receive less, and possibly 90% less, than the face amount of their securities at maturity;

￭understand that the term of the securities may be as short as approximately one year, and that if the securities are automatically called, no further payments will be made on the securities once they have been called;

￭understand and are willing to accept the full downside risks of the Basket;

￭are willing to forgo interest payments on the securities and dividends on the securities included in the basket components; and

￭are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭require full payment of the face amount of the securities at maturity;

￭believe that the closing level of the Basket will be less than the starting level on the call date or the calculation day;

￭seek a security with a fixed term;

￭are unwilling to accept the risk that, if the closing level of the Basket is less than the starting level on the call date or, if the securities are not automatically called prior to maturity, the calculation day, they will not receive any positive return on their investment in the securities;

￭are unwilling to accept the risk that, if the securities are not automatically called prior to maturity, the level of the Basket on the calculation day may decline by more than 10% from the starting level to the ending level, in which case they will receive less, and possibly 90% less, than the face amount of their securities at maturity;

￭seek current income;

￭are unwilling to accept the risk of exposure to the Basket;

￭are unwilling to accept our credit risk; or

￭prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement and tax supplement for risks related to an investment in the securities. For more information about the Basket and the basket components, please see the information provided herein.

August 2026 Page 5

Morgan Stanley Finance LLC

Market Linked Securities Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due August 17, 2029

Determining Timing and Amount of Payment on the Securities

The timing and amount of the payment you will receive will be determined as follows:

August 2026 Page 6

Morgan Stanley Finance LLC

Market Linked Securities Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due August 17, 2029

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the call payment or maturity payment amount on the securities, as applicable, for a range of hypothetical performances of the Basket from the starting level to the closing level on the call date or the calculation day, as applicable.

Call date
Hypothetical Maturity Payment Amount
The Basket
Security Return
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Call Date (Call Premium: 10.40%)
10%
buffered
downside
-100%
-90%
-80%
-70%
-60%
-50%
-40%
-30%
-20%
-10%
0%
10%
20%
30%
40%
50%
60%
70%
Hypothetical Percentage Change in the Closing Level of The Basket on the Call Date or the Calculation Day

August 2026 Page 7

Morgan Stanley Finance LLC

Market Linked Securities Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due August 17, 2029

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. Whether the securities are automatically called prior to maturity will be determined by reference to the closing level of the Basket on the call date, and the maturity payment amount will be determined by reference to the closing level of the Basket on the calculation day. The actual starting level and threshold level are set forth under “Final Terms” above. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms*:

Investment term:	Approximately 3 years
Call payment:

The call payment will be an amount in cash per face amount (corresponding to a return of approximately 10.40% of the face amount), as follows:

●Call date: $1,104

No further payments will be made on the securities once they have been called.

Hypothetical initial component level:	For each basket component, 100
Threshold level:	90, which is 90% of the starting level
Buffer amount:	10%
Participation rate:	150%

* The hypothetical initial component level of 100 for each basket component has been chosen for illustrative purposes only and does not represent the actual initial component level of any basket component. The actual initial component level and threshold level for each basket component are set forth under “Final Terms” above. For historical data regarding the actual closing levels of the basket components, see the historical information set forth herein.

Automatic Call:

Example 1 — The securities are automatically called following the call date.

Hypothetical final component level	SX5E Index: 130 NKY Index: 150 UKX Index: 110 SMI Index: 110 AS51 Index: 140
Hypothetical component return	SX5E Index: (130 – 100) / 100 = 30% NKY Index: (150 – 100) / 100 = 50% UKX Index: (110 – 100) / 100 = 10% SMI Index: (110 – 100) / 100 = 10% AS51 Index: (140 – 100) / 100 = 40%

Based on the hypothetical component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (30.00% × 40.00%) + (50.00% × 25.00%) + (10.00% × 17.50%) + (10.00% × 10.00%) + (40.00% × 7.50%)] = 130.25

Because the hypothetical closing level of the Basket, on the call date, is greater than or equal to the starting level, the securities are automatically called on the call settlement date.

Payment (per Security) = $1,104

Investors will receive a payment of $1,104 per security on the call settlement date. No further payments will be made on the securities once they have been called, and investors do not participate in the appreciation in the Basket.

August 2026 Page 8

Morgan Stanley Finance LLC

Market Linked Securities Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due August 17, 2029

How to calculate the payment investors will receive at maturity:

In the following examples, the closing level of the Basket is less than the starting level on the call date, and, consequently, the securities are not automatically called prior to maturity.

Example 1 – The ending level of the Basket is greater than the starting level.

Hypothetical final component level:	SX5E Index: 120 NKY Index: 90 UKX Index: 120 SMI Index: 140 AS51 Index: 130
Hypothetical component return	SX5E Index: (120 – 100) / 100 = 20% NKY Index: (90 – 100) / 100 = -10% UKX Index: (120 – 100) / 100 = 20% SMI Index: (140 – 100) / 100 = 40% AS51 Index: (130 – 100) / 100 = 30%

Based on the hypothetical component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (20.00% × 40.00%) + (-10.00% × 25.00%) + (20.00% × 17.50%) + (40.00% × 10.00%) + (30.00% × 7.50%)] = 115.25

$1,000 + ($1,000 × basket return × participation rate) = $1,000 + ($1,000 × 15.25% × 150%) = $1,228.75

Because the ending level of the Basket is greater than the starting level, investors receive at maturity the face amount plus a return reflecting 150% of the appreciation of the Basket. Investors receive $1,228.75 per security at maturity.

Example 2 – The ending level of the Basket is less than the starting level but greater than or equal to the threshold level.

Hypothetical final component level:	SX5E Index: 90 NKY Index: 80 UKX Index: 95 SMI Index: 110 AS51 Index: 130
Hypothetical component return	SX5E Index: (90 – 100) / 100 = -10% NKY Index: (80 – 100) / 100 = -20% UKX Index: (95 – 100) / 100 = -5% SMI Index: (110 – 100) / 100 = 10% AS51 Index: (130 – 100) / 100 = 30%

Based on the hypothetical component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (-10.00% × 40.00%) + (-20.00% × 25.00%) + (-5.00% × 17.50%) + (10.00% × 10.00%) + (30.00% × 7.50%)] = 93.375

Because the ending level of the Basket is less than the starting level but greater than or equal to the threshold level, investors receive a maturity payment amount equal to the face amount of $1,000 per security, representing a 0% return over the 3-year term of the securities.

Example 3 – The ending level of the Basket is less than the threshold level.

Hypothetical final component level:	SX5E Index: 50 NKY Index: 50 UKX Index: 60 SMI Index: 50 AS51 Index: 80
Hypothetical component return	SX5E Index: (50 – 100) / 100 = -50% NKY Index: (50 – 100) / 100 = -50% UKX Index: (60 – 100) / 100 = -40% SMI Index: (50 – 100) / 100 = -50% AS51 Index: (80 – 100) / 100 = -20%

Based on the hypothetical component returns set forth above, the hypothetical ending level would equal:

100 × [1 + (-50.00% × 40.00%) + (-50.00% × 25.00%) + (-40.00% × 17.50%) + (-50.00% × 10.00%) + (-20.00% × 7.50%)] = 54

August 2026 Page 9

Morgan Stanley Finance LLC

Market Linked Securities Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due August 17, 2029

$1,000 + [$1,000 × (basket return + buffer amount)] = $1,000 + $1,000 × (-46% + 10%)]= $640

Because the ending level of the Basket is less than the threshold level, investors are fully exposed to the negative performance of the Basket beyond 10% and will receive a maturity payment amount that is less than the face amount of the securities. The maturity payment amount is $640 per security, representing a loss of 36% on your investment over the 3-year term of the securities.

If the securities are not automatically called prior to maturity and the ending level of the Basket is less than the threshold level on the calculation day, you will be exposed to any decline in the ending level of the Basket beyond 10%. You may lose up to 90% of the face amount of your securities at maturity.

August 2026 Page 10

Morgan Stanley Finance LLC

Market Linked Securities Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due August 17, 2029

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, index supplement, tax supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the ending level of the Basket is less than the threshold level, you will receive less, and up to 90% less, than the face amount of your securities at maturity.

￭If the securities are automatically called prior to maturity, the appreciation potential of the securities is limited by the fixed call payment specified for the call date. If the closing level of the Basket is greater than or equal to the starting level on the call date, the securities will be automatically called. In this scenario, the appreciation potential of the securities is limited to the fixed call payment specified on the call date, and no further payments will be made on the securities once they have been called. In addition, if the securities are automatically called prior to maturity, you will not participate in any appreciation of the Basket, which could be significant. Moreover, the fixed call payment may be less than the maturity payment amount you would receive for the same level of appreciation of the Basket had the securities not been automatically called and instead remained outstanding until maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of the basket components on any day, including in relation to the starting level and threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the basket components,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the basket components or the securities markets generally and which may affect the value of the Basket, odividend rates on the securities underlying the basket components,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the basket components and changes in the constituent stocks of the basket components, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the face amount of $1,000 per security if the level of the Basket at the time of sale is near or below the threshold level or if market interest rates rise.

You cannot predict the future performance of the Basket based on its historical performance. If the securities are not automatically called prior to maturity and the ending level of the Basket is less than the threshold level, you will be exposed to any decline in the closing level of the Basket in excess of 10%. See “EURO STOXX 50® Index Overview,” “Nikkei 225 Index Overview,” “FTSE® 100 Index Overview,” “Swiss Market Index Overview” and “S&P®/ASX 200 Index Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no

August 2026 Page 11

Morgan Stanley Finance LLC

Market Linked Securities Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due August 17, 2029

independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the basket components. Investing in the securities is not equivalent to investing directly in the basket components or any of the component stocks of the basket components. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the basket components or any of the component stocks of the basket components.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are automatically called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called at any point other than the specified call settlement date.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

August 2026 Page 12

Morgan Stanley Finance LLC

Market Linked Securities Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due August 17, 2029

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial component levels, the starting level, the threshold level, the ending level, whether the securities will be called on the call settlement date and will calculate the amount of cash you receive at maturity if the securities are not automatically called prior to maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the ending level in the event of a market disruption event or discontinuance of the relevant basket component. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “General Terms of the Securities—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day” and “Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the basket components or component stocks of the basket components), including trading in the stocks that constitute the basket components, as well as in other instruments related to the basket components. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the calculation day approaches. Some of our affiliates also trade the stocks that constitute the basket components and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial component levels, and, therefore, could increase (i) the levels at or above which the basket components must close on the call date so that the securities are automatically called for the call payment and (ii) the threshold level for the Basket, which is the level at or above which the Basket must close on the calculation day so that you do not suffer a loss on your initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities could potentially affect the final component levels, and, therefore, the ending level on the call date, and, accordingly, whether we call the securities prior to maturity and the amount of cash you will receive at maturity.

￭The maturity date may be postponed if the calculation day is postponed. If the scheduled calculation day is not a trading day or if a market disruption event occurs on that day so that the calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the basket components to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Basket

￭Changes in the levels of the basket components may offset each other.  Level movements in the basket components may not correlate with each other.  At a time when the levels of one or more basket components increase, the values of the other basket components may not increase as much, or may even decline.  Therefore, in calculating the basket components’ performance on the calculation day, increases in the levels of one or more basket components may be moderated, or wholly offset, by lesser increases or declines in the levels of other basket components.

￭The basket components are not equally weighted. The securities are linked to a basket of five basket components, and the basket components have significantly different weights in determining the value of the basket. The same percentage change in each of the basket components would therefore have different effects on the ending level because of the unequal weighting. For example, if the weighting of one basket component is greater than the weighting of another basket component, a 5% decrease in the level of the basket component with the greater weighting will have a greater impact on the ending level than a 5% increase in the level of the basket component with the lesser weighting.

August 2026 Page 13

Morgan Stanley Finance LLC

Market Linked Securities Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due August 17, 2029

￭The securities are subject to risks associated with investments in securities linked to the value of foreign equity securities. The securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Although the equity securities included in the Underliers are traded in foreign currencies, the value of your securities (as measured in U.S. dollars) will not be adjusted for any exchange rate fluctuations. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

￭Adjustments to the basket components could adversely affect the value of the securities. The publisher of each basket component may add, delete or substitute the stocks constituting such basket component or make other methodological changes that could change the level of the basket component. The publisher of each basket component may discontinue or suspend calculation or publication of the basket component at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued basket component and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor index for such index on any calculation date, the determination of whether the securities will be called or the amount payable at maturity, as applicable, will be based on the value of the Basket based on the closing prices of the stocks constituting the basket components at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating the such basket component last in effect prior to such discontinuance, as compared to the starting level or threshold level, as applicable of such basket component.

￭Historical levels of the basket components should not be taken as an indication of the future performance of the basket components during the term of the securities. No assurance can be given as to the level of the basket components at any time, including on the calculation day, because historical levels of the basket components do not provide an indication of future performance of the basket components.

August 2026 Page 14

Morgan Stanley Finance LLC

Market Linked Securities Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due August 17, 2029

Basket Overview

The Basket will represent a portfolio of the following five basket components, with the return of each basket component having the weighting noted parenthetically:  EURO STOXX 50® Index (40.00%), the Nikkei Stock Average (25.00%), the FTSE® 100 Index (17.50%), the Swiss Market Index (10.00%) and the S&P®/ASX 200 Index (7.50%). The level of the Basket will increase or decrease depending upon the aggregate performance of the basket components.  For more information regarding the basket components, see “EURO STOXX 50® Index Overview,” “Nikkei Stock Average Overview,” “FTSE® 100 Index Overview,” “Swiss Market Index Overview” and “S&P®/ASX 200 Index Overview.” The Basket does not reflect the performance of all major securities markets.

While historical information on the level of the Basket does not exist, the following graph sets forth the hypothetical historical daily levels of the Basket for the period from January 1, 2021 to August 14, 2026, assuming that the Basket was constructed on January 1, 2021 with a starting level of 100 and that each of the basket components had the applicable weighting as of such day. We obtained the closing levels and other information used by us in order to create the graph below from Bloomberg Financial Markets (“Bloomberg”) without independent verification.

The hypothetical historical basket levels, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the levels of the Basket during any period shown below is not an indication that the percentage change in the level of the Basket is more likely to be positive or negative during the term of the securities.  The hypothetical historical levels do not give an indication of future levels of the Basket.

There can be no assurance that the performance of the Basket will not result in a loss of the principal amount of the securities.

The Basket Daily Closing Levels January 1, 2021 to August 14, 2026

August 2026 Page 15

Morgan Stanley Finance LLC

Market Linked Securities Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due August 17, 2029

EURO STOXX 50® Overview

The EURO STOXX 50® Index was created by STOXX® Limited, a part of Qontigo, which is a wholly owned subsidiary of Deutsche Börse AG. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991. The component stocks of the EURO STOXX 50® Index represent the performance of the 50 largest companies among the 20 STOXX® supersectors in terms of free float market capitalization, which includes stocks selected from 8 Eurozone countries. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors. For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the SX5E Index for the period from January 1, 2021 through August 14, 2026. The closing level of the SX5E Index on August 14, 2026 was 6,539.59. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The SX5E Index has at times experienced periods of high volatility. You should not take the historical levels of the SX5E Index as an indication of its future performance, and no assurance can be given as to the closing level of the Sx5E Index on the calculation day.

EURO STOXX 50® Index Daily Closing Levels January 1, 2021 to August 14, 2026

“EURO STOXX 50®” and “STOXX®” are registered trademarks of STOXX® Limited. For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

August 2026 Page 16

Morgan Stanley Finance LLC

Market Linked Securities Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due August 17, 2029

Nikkei Stock Average Overview

The Nikkei Stock Average, which we also refer to as the Nikkei 225 Index, is a stock index calculated, published and disseminated by Nikkei Inc. (formerly known as Nihon Keizai Shimbun, Inc.), which we refer to as Nikkei. The Nikkei Stock Average measures the composite price performance of 225 underlying stocks, which represent a broad cross-section of Japanese industries, trading on the Prime Market of the Tokyo Stock Exchange (the “TSE”). Stocks must be listed on the Prime Market of the TSE in order to be included in the Nikkei Stock Average. Nikkei rules require that the 75 most liquid issues (one-third of the component count of the Nikkei Stock Average) be included in the Nikkei Stock Average. Nikkei first calculated and published the Nikkei Stock Average in 1970. Stocks that qualify for the Nikkei Stock Average are part of the high liquidity group, composed of the 450 most liquid issues on the TSE Prime Market, and are divided into six sector categories: technology, financials, consumer goods, materials, capital goods/others and transportation and utilities. For additional information about the Nikkei Stock Average, see the information set forth under “Nikkei Stock Average” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the NKY Index for the period from January 1, 2021 through August 14, 2026. The closing level of the NKY Index on August 14, 2026 was 68,713.80. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The NKY Index has at times experienced periods of high volatility. You should not take the historical levels of the NKY Index as an indication of its future performance, and no assurance can be given as to the closing level of the NKY Index on the calculation day.

Nikkei Stock Average Daily Closing Levels January 1, 2021 to August 14, 2026

Nikkei Inc. (“Nikkei”), the publisher of the Nikkei 225 Index, has the copyright to the Nikkei 225 Index. All rights to the Nikkei 225 Index are owned by Nikkei. We disclaim all responsibility for the calculation or other maintenance of or any adjustments to the Nikkei 225 Index. Nikkei has the right to change the contents of the Nikkei 225 Index and to cease compilation and publication of the Nikkei 225 Index. In addition, Nikkei has no relationship to us or the securities; it does not sponsor, endorse, authorize, sell or promote the securities, and has no obligation or liability in connection with the administration, marketing or trading of the securities or with the calculation of the return on your investment.

August 2026 Page 17

Morgan Stanley Finance LLC

Market Linked Securities Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due August 17, 2029

FTSE® 100 Index Overview

The FTSE® 100 Index, which is calculated, published and disseminated by FTSE Russell, is a market-capitalization weighted index representing the performance of the largest UK-domiciled blue-chip 100 companies, as determined on the basis of market capitalization, traded on the London Stock Exchange. The 100 stocks included in the FTSE® 100 Index (the “FTSE Underlying Stocks”) are selected from a reference group of stocks trading on the London Stock Exchange which are in turn selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The FTSE Underlying Stocks are selected from this reference group by selecting 100 stocks with the largest market value. For additional information about the FTSE® 100 Index, see the information set forth under “FTSE® 100 Index” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the UKX Index for the period from January 1, 2021 through August 14, 2026. The closing level of the UKX Index on August 14, 2026 was 10,750.11. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The UKX Index has at times experienced periods of high volatility. You should not take the historical levels of the UKX Index as an indication of its future performance, and no assurance can be given as to the closing level of the UKX Index on the calculation day.

FTSE® 100 Index Daily Closing Levels January 1, 2021 to August 14, 2026

“FTSE®” and “FootsieTM” are trademarks of London Stock Exchange Plc and The Financial Times Limited. For more information, see “FTSE® 100 Index” in the accompanying index supplement.

August 2026 Page 18

Morgan Stanley Finance LLC

Market Linked Securities Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due August 17, 2029

Swiss Market Index Overview

The Swiss Market Index® represents more than 75% of the free-float capitalization of the Swiss equity market. The Swiss Market Index® consists of the 20 largest, most highly capitalized and liquid equities of the Swiss Performance Index® traded on the SIX Swiss Exchange. The composition of the Swiss Market Index® is reviewed annually, and in order to ensure a high degree of continuity in the composition of the Swiss Market Index®, the component stocks are subject to a special procedure for addition to or removal from the Swiss Market Index® based on free-float market capitalization and liquidity. For additional information about the Swiss Market Index®, see the information set forth under “Swiss Market Index®” in the accompanying index supplement.

The following graph sets forth the daily closing levels of the SMI Index for the period from January 1, 2021 through August 14, 2026. The closing level of the SMI Index on August 14, 2026 was 14,390.67. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The SMI Index has at times experienced periods of high volatility. You should not take the historical levels of the SMI Index as an indication of its future performance, and no assurance can be given as to the closing level of the SMI Index on the calculation day.

Swiss Market Index Daily Closing Levels January 1, 2021 to August 14, 2026

“Swiss Market Index®” and “SMI®” are trademarks of SIX Swiss Exchange. For more information, see “Swiss Market Index” in the accompanying index supplement.

August 2026 Page 19

Morgan Stanley Finance LLC

Market Linked Securities Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due August 17, 2029

S&P®/ASX 200 Index Overview

The S&P®/ASX 200 Index is Australia’s large capitalization tradable equity index and Australia’s institutional benchmark. The S&P®/ASX 200 Index measures the performance of the 200 largest and most liquid index-eligible stocks listed on the Australian Securities Exchange by float-adjusted market capitalization. Only stocks that are actively and regularly traded are considered for inclusion in the S&P®/ASX 200 Index. For additional information about the S&P®/ASX 200 Index, see the information set forth under “S&P®/ASX 200 Index” in the accompanying index supplement.

In addition, information about the S&P®/ASX 200 Index may be obtained from other sources including, but not limited to, the basket component publisher’s website (including information regarding the S&P®/ASX 200 Index’s (i) top ten constituents, (ii) sector weightings and (iii) country weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor any agent or dealer for this offering makes any representation that this publicly available information regarding the basket components is accurate or complete.

The following graph sets forth the daily closing levels of the AS51 Index for the period from January 1, 2021 through August 14, 2026. The closing level of the As51 Index on August 14, 2026 was 9,115.215. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The AS51 Index has at times experienced periods of high volatility. You should not take the historical levels of the AS51 Index as an indication of its future performance, and no assurance can be given as to the closing level of the AS51 Index on the calculation day.

S&P®/ASX 200 Index Daily Closing Levels January 1, 2021 to August 14, 2026

“S&P®” is a trademark of Standard and Poor’s Financial Services LLC. For more information, see “S&P®/ASX 200 Index” in the accompanying index supplement.

August 2026 Page 20

Morgan Stanley Finance LLC

Market Linked Securities Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due August 17, 2029

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

United States federal income tax considerations

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. A different tax treatment could be adverse to you. Generally, if this treatment is respected, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities generally should be treated as capital gain or loss.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain representations made by us, our counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

August 2026 Page 21

Morgan Stanley Finance LLC

Market Linked Securities Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due August 17, 2029

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $25.75 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $20.00 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to “agent” refer to each of MS & Co. and WFS, as agents for this offering, except that references to “agent” in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Morgan Stanley or MSFL, the MSFL Senior Debt Indenture, the securities (together with the MSFL Senior Debt Indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 23, 2026, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on February 23, 2026.

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Morgan Stanley Finance LLC

Market Linked Securities Auto-Callable with Leveraged Upside Participation and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to an Unequally Weighted Basket Consisting of Five Indices due August 17, 2029

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities, the index supplement and the tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the index supplement, the tax supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, index supplement, tax supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated April 8, 2026

Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the index supplement, in the tax supplement or in the prospectus.

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